NONSTATUTORY STOCK OPTION GRANT AGREEMENT
UNDER THE
2006 PLASTINUM POLYMER TECHNOLOGIES CORP. LONG-TERM INCENTIVE PLAN

This Grant Agreement (the “Agreement”) evidences the stock options (each, an “Option” or collectively, the “Options”) granted to Jacques Mot (the “Optionee”) by Plastinum Polymer Technologies Corp., a Delaware corporation (the “Company”), effective as of April 18, 2008 (the “Grant Date”), pursuant to the Plastinum Polymer Technologies Corp. 2006 Long-Term Incentive Plan (the “Plan”) and conditioned upon the Optionee’s agreement to the terms described below. All of the provisions of the Plan are expressly incorporated into this Agreement.

THIS AGREEMENT AND THE GRANT OF ALL OPTIONS EVIDENCED HEREBY IS SUBJECT TO THE APPROVAL OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE CORPORATION’S COMMON STOCK (EXCLUDING ANY SHARES HELD BY OPTIONEE WHO SHALL NOT BE ENTITLED TO VOTE THEREON).

1. Grant of Options. The Optionee is granted 7,200,000 Options under this Agreement. Each Option is a nonstatutory stock option that entitles the Optionee to purchase from the Company one share of Common Stock of the Company. The exercise price of the options (the “Exercise Price”) shall be $0.30. If not sooner exercised or terminated, the Options expire at 5:00 p.m. Eastern Time on the last business day coincident with or prior to the fifth anniversary of the Grant Date (the “Expiration Date”).

(a) “Company” includes Plastinum Polymer Technologies Corp. and its Affiliates, except where the context otherwise requires.

(b) The shares of Common Stock underlying the Options are referred to in this Agreement as “Option Shares.”

2. Vesting; Bonus Options.

(a) Provided that the Optionee has been continuously employed by the Company through the following dates, 2,400,000 of the Options shall vest on each of the following dates (the “Milestone Attainment Dates”) upon the attainment of each of the following respective milestones (the “Milestones”): (i) on December 31, 2008, if at least one fully operational factory in The Netherlands capable of processing 15,000 tons of eWaste per year at full capacity has been established by the Company, (ii) on December 31, 2009 if at least one fully operational factory in the United States has been established by the Company and (iii) on December 31, 2010 if at least four fully operational factories, including the ones contemplated by the preceding clauses (i) and (ii), have been established by the Company; provided, however, that the Milestones in clauses (i), (ii) and (iii) above may be adjusted by the Compensation Committee of the Company at its discretion at the beginning of the respective calendar year.

(b) On each Milestone Achievement Date, any Options that would have vested but did not vest due to the lack of attainment of the respective Milestone (as may have been adjusted pursuant to the proviso in the preceding Section 2(a)) shall automatically expire.

(c) On such date as the market capitalization of the Company exceeds $300 million (calculated by multiplying the number of issued and outstanding shares of Common Stock of the Company by the closing price per share as reported by the securities market in the United States on which such shares are listed for quotation) and provided that the Optionee has been continuously employed by the Company through such date and that such date occurs on or prior to the third anniversary of the date hereof, then the Company shall grant Optionee up to an additional 7,200,000 Options under this Agreement by doubling, via an additional matching Options grant, the number of Options that have already vested and the number of Options subject to vesting on each Milestone Date that has not yet occurred.

(d) In the event of a Sale of the Company (as defined in the Plan), all unvested outstanding Options shall automatically vest and become immediately exercisable by the Optionee at the time of the Sale of the Company and such Options shall terminate if not exercised as of the date of the Sale of the Company or other prescribed period of time.

3. Exercise of Options.

(a) Right to Exercise. The Optionee may exercise the Options to the extent vested at any time on or before the Expiration Date or the earlier termination of the Options as provided in the Plan, except in the case of death or Disability of the Optionee. Section 4 below contains certain provisions regarding the exercise of the Options that apply in the event of the Optionee’s death or Disability. The Options may be exercised only in multiples of whole shares and may not be exercised at any one time as to fewer than one hundred shares (or such lesser number of shares as to which the Options are then exercisable). No fractional shares will be issued under the Options.

(b) Exercise Procedure. In order to exercise the Options, the following items must be delivered to the Secretary of the Company before the expiration or termination of the Options: (i) an exercise notice, in such form as the Company’s Board or Committee thereof (the “Administrator”) may require from time to time, specifying the number of Option Shares to be purchased, and (ii) full payment of the Exercise Price for such Option Shares or properly executed, irrevocable instructions, in such form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise, each in accordance with Section 3(c) of this Agreement, and (iii) an executed copy of any other agreements requested by the Administrator pursuant to Section 3(d) of this Agreement. An exercise will not be effective until all of the foregoing items are received by the Secretary of the Company.

(c) Method of Payment. Payment of the Exercise Price may be made by any of the following methods, or a combination thereof, as determined by the Administrator in its discretion at the time of exercise:

(i) by delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Administrator in its discretion;

(ii) by a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Administrator; or

(iii) by any other method approved by the Administrator.

(d) Issuance of Shares upon Exercise. Upon exercise of the Options in accordance with the terms of this Agreement, the Company will issue to the Optionee, the brokerage firm specified in the Optionee’s delivery instructions pursuant to a broker-assisted cashless exercise, or such other person exercising the Options, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable stock. The Company will deliver stock certificates for the Option Shares as soon as practicable after exercise, which certificates will, unless such Option Shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares and referencing any applicable Stock Restriction Agreement.

4. Termination of Options upon Death or Disability.

If the Optionee dies or is subject to a Disability (as defined in the Plan) prior to the expiration or other termination of the Options, (i) the unvested Options, after giving effect to the provisions of Section 3 of this Agreement, terminate immediately upon the Optionee’s death or Disability, and (ii) the vested Options remain exercisable for a period of 180 days after the date of his death or Disability, but in no event after the Expiration Date, by the Optionee or Optionee's guardian, executor, personal representative, or the person(s) to whom the Options are transferred by will or the laws of descent and distribution, as the case may be.

5. Transferability of Options. These Options are nontransferable otherwise than by will or the laws of descent and distribution and during the lifetime of the Optionee, the Options may be exercised only by the Optionee, or, during the period the Optionee is under a legal disability, by the Optionee’s guardian or legal representative. Except as provided above, the Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

6. Nonstatutory Nature of the Options. The Options are not intended to qualify as incentive stock options within the meaning of Code section 422, and this Agreement shall be so construed. The Optionee acknowledges that, upon exercise of the Options, the Optionee will recognize taxable income in an amount equal to the excess of the then Fair Market Value of the Option Shares over the Exercise Price and must comply with the provisions of Section 7 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise.

7. Withholding of Taxes. At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll or any other payment of any kind due the Optionee and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Options. The Company may require the Optionee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Options or issuance of share certificates representing Option Shares.

The Administrator may, in its sole discretion, permit the Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Options either by electing to have the Company withhold from the shares to be issued upon exercise that number of shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.

8. Adjustments and Business Combinations.

(a) Adjustments for Events Affecting Common Stock. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock of the Company, the number of shares covered by and the exercise price and other terms of the Options shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to the Options as a result of the stock dividend, stock split or reverse stock split. In the event of any changes affecting the Company, the capitalization of the Company or the Common Stock of the Company by reason of any spin-off, split-up, dividend, recapitalization, merger, consolidation, or exchange of shares, the Administrator, in its discretion and without the consent of the Optionee, shall make any other adjustments in the Options, including but not limited to reducing the number, kind and price of securities subject to the Options.

(b) Pooling of Interests Transaction. Notwithstanding anything in the Plan or this Agreement to the contrary and without the consent of the Optionee, the Administrator, in its sole discretion, may make any modifications to the Options, including but not limited to cancellation, forfeiture, surrender or other termination of the Options in whole or in part regardless of the vested status of the Options, but solely to the extent necessary to facilitate any business combination that is authorized by the Board to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

(c) Adjustments for Unusual Events. The Administrator is authorized to make, in its discretion and without the consent of the Optionee, adjustments in the terms and conditions of, and the criteria included in, the Options in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Options or the Plan.

(d) Binding Nature of Adjustments. Adjustments under this Section 8 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to the Options on account of any such adjustments. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by the Optionee pursuant to this Section 10 in exchange for, or by virtue of the Optionee’s ownership of, the Options or the Option Shares, except as otherwise determined by the Administrator.

(e) Purchase Right of the Company. Upon and at any time after termination of the Optionee’s employment with the Company for any reason, the Company may purchase any vested but unexercised Options, in whole or in part, from the Optionee. If the Company determines to do so, the Administrator shall provide written notice to the Optionee of the Company’s intention to exercise this purchase right, specifying the number of Options to which the purchase right shall be applied and the purchase price and calculation thereof. Settlement of the purchase shall take place five (5) business days from delivery of the notice. The purchase price per Option shall be the difference between (a) the Exercise Price per share under the Option and (b) the Fair Market Value per underlying Option Share, determined as of the date immediately preceding the date of the notice. Settlement of the purchase will be made by payment of the purchase price in cash. With respect to the number of Options so purchased (i) the Options will no longer be exercisable once notice of exercise of the Company’s purchase right has been provided and (ii) the Options will be automatically terminated, and of no further force and effect, as of the settlement date of such purchase.

9. Confidential Information. In consideration of the Options granted to the Optionee pursuant to this Agreement, the Optionee agrees and covenants that, except as specifically authorized by the Company, the Optionee will keep confidential any trade secrets or confidential or proprietary information of the Company which are now or which hereafter may become known to the Optionee as a result of the Optionee's employment by or other service relationship with the Company, and shall not at any time, directly or indirectly, disclose any such information to any person, firm, Company or other entity, or use the same in any way other than in connection with the business of the Company, at all times during and after the Optionee's employment or other service relationship. The provisions of this Section 9 shall not narrow or otherwise limit the obligations and responsibilities of the Optionee set forth in any agreement of similar import entered into between the Optionee and the Company.

10. Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter the at-will or other employment status or other service relationship of the Optionee, nor be construed as a contract of employment or service relationship between the Company and the Optionee, or as a contractual right of Optionee to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge the Optionee at any time with or without cause or notice.

11. No Rights as a Stockholder. The Optionee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued to him or her upon the due exercise of the Options. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such shares are issued.

12. The Company’s Rights. The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

13. Optionee. Whenever the word “Optionee” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, beneficiary to whom the Options or Option Shares may be transferred by will or by the laws of descent and distribution, or another permitted transferee, the word “Optionee” shall be deemed to include such person.

14. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Optionee at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

15. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Options granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Options granted hereunder shall be void and ineffective for all purposes.

16. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options or Option Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.

17. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is provided to you with this Agreement.

18. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of New York, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include New York, New York, and the Optionee hereby agrees and submits to the personal jurisdiction and venue thereof.

19. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

PLASTINUM POLYMER TECHNOLOGIES CORP.

By:	/s/ Marcel Rokegem
Name: Marcel Rokegem
Title: Independent Director

The undersigned hereby acknowledges that he/she has carefully read this Agreement and the Plan and agrees to be bound by all of the provisions set forth in such documents.

/s/ Jacques Mot
Jacques Mot

Enclosure: Plastinum Polymer Technologies Corp. 2006 Long Term Incentive Plan

EXERCISE FORM

Administrator of 2006 Long Term Incentive Plan
c/o Office of the Corporate Secretary
Plastinum Polymer Technologies Corp.

Gentlemen:

I hereby exercise the Options granted to me on ____________________, ____, by Plastinum Corp. (the “Company”), subject to all the terms and provisions of the applicable grant agreement and of the Plastinum Polymer Technologies Corp. 2006 Long Term Incentive (the “Plan”), and notify you of my desire to purchase ____________ shares of Common Stock of the Company at a price of $0.30 per share pursuant to the exercise of said Options.

This will confirm my understanding with respect to the shares to be issued to me by reason of this exercise of the Options (the shares to be issued pursuant hereto shall be collectively referred to hereinafter as the “Shares”) as follows:

(a) I am acquiring the Shares for my own account for investment with no present intention of dividing my interest with others or of reselling or otherwise disposing of any of the Shares.

(b) The Shares are being issued without registration under the Securities Act of 1933, as amended (the “Act”), in reliance upon one or more exemptions contained in the Act, and such reliance is based in part on the above representation.

(c) The certificates for the Shares to be issued to me will bear a legend substantially as follows:

“The securities represented by this stock certificate have not been registered under the Securities Act of 1933 (the “Act”) or applicable state securities laws (the “State Acts”), and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Company of a favorable opinion of its counsel and/or submission to the Company of such other evidence as may be satisfactory to counsel for the Company, to the effect that any such transfer shall not be in violation of the Act and the State Acts.”

Appropriate stop transfer instructions will be issued by the issuer to its transfer agent.

(d) Since the Shares have not been registered under the Act, they must be held indefinitely until an exemption from the registration requirements of the Act is available or they are subsequently registered, in which event the representation in Paragraph (a) hereof shall terminate. As a condition to any transfer of the Shares, I understand that the issuer will require an opinion of counsel satisfactory to the issuer to the effect that such transfer does not require registration under the Act or any state securities law.

(e) The issuer is not obligated to comply with the registration requirements of the Act or with the requirements for an exemption under the Act for my benefit.

Total Amount Enclosed: $__________

Cashless Exercise

Date:________________________	________________________________________________
NAME

Received by PLASTINUM POLYMER TECHNOLOGIES CORP. on

______________________,______________________

By:
Name:
Title: